UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1934


                               2UOnline.com, Inc.
             (Exact name of Registrant as specified in its charter)


           Delaware                  333-101068             52-2132622
(State or other jurisdiction        (Commission           (IRS Employer
       of incorporation)            File Number)      Identification Number)



                          Suite #806
                     1288 Alberni Street
                    Vancouver, B.C. Canada                     V6E 4N5
           (Address of principal executive offices)           (Zip Code)


                         STOCK INCENTIVE AND OPTION PLAN
                          (Full title of Amended Plan)


                                  Robert Klein
                                  Suite # 806
                             1288 W. Georgia Street
                       Vancouver, B.C., Canada , V6E 4N5
                    (Name and address of agent for service)


                                 (604) 664-0484
         (Telephone number, including area code, of agent for service)


+------------------------------------------------------------------------------+
|                         CALCULATION OF REGISTRATION FEE                      |
+------------------------------------------------------------------------------+
|                   |              |  Proposed   |  Proposed    |              |
| Title of          |              |  maximum    |  maximum     |              |
| each class        | Amount       |  offering   |  aggregate   | Amount of    |
| of securities     | to be        |  price per  |  offering    | registration |
|to be registered(1)| registered(2)|  share(2)   |  price       | fee          |
|-------------------|--------------|-------------|--------------|--------------|
| Common Stock(1)   |  7,000,000   |  $0.07      | $490,000     | $45.08       |
|                   |              |             |              |              |
+-------------------|--------------|-------------|--------------|--------------+


(1) In addition, pursuant to Rule 416 (c) under the Securities Act of 1933 as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan (s) described herein.

(2) Estimated pursuant to Rule 457 (h) (1) under the Securities Act, solely for the purpose of calculating the registration fee, based upon the last over-the-counter sale reported on January 14, 2002.


                                     PART I


INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1. PLAN INFORMATION.*


ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*


* The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b) (1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1934 (the "Securities Act"). Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 2 of
Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II


INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 2. INCORPORATION OF DOCUMENTS BY REFERENCE.


The following documents previously or concurrently filed by the Company with the Commission are hereby incorporated by reference into this Registration
Statement:

        1. The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

        2. The registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002.

        3. The registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002.

        4. The registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002.

        5.   The registrant's current report on Form 8-K filed January 10, 2002.

        6.   The registrant's current report on Form 8-K filed January 10, 2003.

        7.   The registrant's current report on Form 8-K filed January 17, 2003.

All of the above documents and documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.
All documents incorporated by reference herein will be made available to all participants in the Stock Incentive and Option Plan without charge, upon written or oral request. Other documents required to be delivered to participants pursuant to Rule 428(b) (1) under the Securities Act of 1934 are also available without charge, upon written or oral request. All requests for documents shall be directed to:

2UOnline.com, Inc.
Suite # 806
1288 Alberni Street
Vancouver, B.C., Canada
V6E 4N5
(604) 664-0484

ITEM 4. DESCRIPTION OF SECURITIES.


Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.


Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Delaware law permits a company to indemnify its directors and officers, except for any act of dishonest. 2UOnline.com, Inc.. has provided in its By-Laws that the directors and officers of 2UOnline.com, Inc. will be indemnified and secured harmless to the full extent permitted by law out of the assets of 2UOnline.com, Inc. from and against all actions, costs, chares, losses, damages and expenses incurred by reason of any act done, concurred in or omitted in or about the execution of their duties or supposed duties, other than in the case of any fraud or dishonesty. In addition, 2UOnline.com, Inc.has provided in its By-Laws that each shareholder of 2UOnline.com, Inc. agrees to waive any claim or right of action, individually or in the right of 2UOnline.com, Inc. against any director or officer of 2UOnline.com, Inc. on account of any action taken by such director or officer.

     Delaware law also permits 2UOnline.com, Inc. to purchase insurance for the benefit of its directors and officers against any liability incurred by them for the failure to exercise the requisite care, diligence and skill in the exercise of their power and the discharge of their duties, or indemnifying them in respect of any loss arising or liability incurred by them by reason of negligence, default, breach of duty or breach of trust.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.


Not Applicable.


ITEM 8. EXHIBITS.


See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.


ITEM 9. UNDERTAKINGS.

(a) The undersigned Company hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement to: (i) include any prospectus required by Section 10(a) (2) of the Securities Act; (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
            (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that provisions (i) and (ii) of this undertaking do not apply if the information required to be included in a post-- effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to the Exchange Act that are incorporated by reference into the Registration Statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15 (d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and, is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


2UOnline.com, Inc.



By: /S/ _Robert Klein_
         Robert Klein, President and Director


By: /S/ _Ferdinand Marehard_
         Ferdinand Marehard, Secretary and Director


Date: January 21, 2003




                               2UOnline.com, Inc.


                                EXHIBIT INDEX TO


                        FORM S-8 REGISTRATION STATEMENT




 EXHIBIT NO.                              DESCRIPTION

 4.1            Stock Incentive and Option Plan
 4.2            Incentive Stock Option Agreement
 5.1            Opinion of Michael S. Krome, P.C.
23.1            Consent of Labonte & Co., Chartered Accountants
23.2            Consent of Michael S. Krome, P.C. (included in exhibit 5.1)